Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Reports Strong Operating Earnings

VALLEY COTTAGE, NY—November 4, 2010—CreditRiskMonitor (OTCBB: CRMZ) reported that revenues were $2.39 million and $6.91 million for the 3 and 9 months ended September 30, 2010, respectively, an increase 16% and 21% over the comparable periods last year. For the same periods, income from operations of $551,000 and $1.22 million, respectively, was up from $405,000 and $417,000 for the comparable periods of 2009. Cash, cash equivalents and marketable securities at the end of the nine-month period increased $1.57 million to $6.25 million from the 2009 year-end balance of $4.68 million, even after the payment of a cash dividend of $395,000 in the third quarter of fiscal 2010.

Jerry Flum, CEO said, “Income from operations was at record levels for both of these reporting periods. Furthermore, our debt free balance sheet has never been as strong, as cash, cash equivalents and marketable securities as well as working capital are at the highest levels in the Company’s history.”

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE 3 AND 9 MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009	2010	2009

Operating revenues	$2,389,932	$2,052,310	$6,906,507	$5,717,872

Operating expenses:
Data and product costs	580,184	519,005	1,751,224	1,584,503
Selling, general and administrative expenses	1,223,686	1,101,815	3,844,920	3,641,310
Depreciation and amortization	35,345	26,533	94,600	75,524

Total operating expenses	1,839,215	1,647,353	5,690,744	5,301,337

Income from operations	550,717	404,957	1,215,763	416,535
Other income, net	39,570	2,564	54,161	12,907

Income before income taxes	590,287	407,521	1,269,924	429,442
Provision for income taxes	236,870	1,020	513,612	3,513

Net income	$353,417	$406,501	$756,312	$425,929

Net income per share:
Basic	$0.04	$0.05	$0.10	$0.05

Diluted	$0.04	$0.05	$0.09	$0.05

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

	Sept. 30,	Dec. 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$4,990,265	$4,679,466
Marketable securities	1,259,890	--
Accounts receivable, net of allowance	1,077,964	1,370,523
Other current assets	240,117	253,857

Total current assets	7,568,236	6,303,846

Property and equipment, net	310,644	261,591
Goodwill	1,954,460	1,954,460
Deferred taxes on income	406,041	913,503
Prepaid and other assets	34,335	23,116

Total assets	$10,273,716	$9,456,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$5,759,656	$5,321,116
Accounts payable	73,670	42,614
Accrued expenses	596,248	698,832

Total current liabilities	6,429,574	6,062,562

Other liabilities	459	--

Total liabilities	6,430,033	6,062,562

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	--	--
Common stock, $.01 par value; authorized 25,000,000 shares; issued and outstanding 7,899,462 and 7,849,462 shares, respectively	78,994	78,494
Additional paid-in capital	28,420,991	28,333,094
Accumulated deficit	(24,656,302)	(25,017,634)

Total stockholders’ equity	3,843,683	3,393,954

Total liabilities and stockholders’ equity	$10,273,716	$9,456,516

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.